Exhibit 10.21

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ADDENDUM KEDUA PERJANJIAN KERJA SAMA	SECOND ADDENDUM OF COOPERATION AGREEMENT

Addendum Kedua Perjanjian Kerja Sama (“Addendum Kedua”) ini dibuat pada tanggal 12 Januari 2021 oleh dan antara:	This Second Addendum to Cooperation Agreement (“Second Addendum”) is made on the date of 12 January 2021 by and between:

1. PT DIGI ASIA BIOS, suatu perseroan terbatas, yang didirikan berdasarkan Hukum Negara Republik Indonesia, yang berkedudukan di Prudential Center Lantai 5 Unit F-G, Jl. Casablanca Raya Kav. 88, Menteng Dalam, Kec. Tebet, Daerah Khusus Ibukota Jakarta 12870 (untuk selanjutnya disebut “Pihak Pertama”) dan	1. PT DIGI ASIA BIOS, a limited liability company, established under the laws of the Republic of Indonesia, domiciled at Prudential Center Lantai 5 Unit F-G, Jl. Casablanca Raya Kav. 88, Menteng Dalam , Kec . Tebet , Daerah Khusus Ibukota Jakarta 12870 (hereinafter referred to as the “First Party”) and

2. PT AVIANA SINAR ABADI, suatu perusahaan yang didirikan menurut hukum Republik Indonesia, berkedudukan di Jl. Alaydrus No. 66 BC Lt. 3 Petojo Utara, Gambir, Jakarta Pusat (selanjutnya disebut “Pihak Kedua”)	2. PT AVIANA SINAR ABADI, a company established under the laws of the Republic of Indonesia, domiciled in Subang with address at Jl. Alaydrus No. 66 BC Lt. 3 Petojo Utara, Gambir, Jakarta Pusat, (hereinafter referred to as the “Second Party”;

PIHAK PERTAMA dan PIHAK KEDUA untuk selanjutnya secara bersama-sama disebut “Para Pihak” dan masing-masing di antaranya disebut “Pihak”.	The FIRST PARTY and the SECOND PARTY are hereinafter collectively referred to as the “Parties” and each of them as a “Party”.

Para Pihak dengan ini terlebih dahulu menerangkan bahwa:	The Parties hereby first explain that:

• Para Pihak telah menandatangani Perjanjian Kerja Sama Teknologi tertanggal 2 Juni 2020, beserta perubahan-perubahannya (“Perjanjian Induk”);	• The Parties have signed a Technology Cooperation Agreement 2 June 2020, and any amendments or addendum thereto (“Master Agreement”);

• Para Pihak sepakat untuk melakukan penambahan atau perubahan atas kerja sama pada Perjanjian Induk;	• The Parties agree to make addendum or amendments to the cooperation in the Master Agreement;

• Sesuai dengan ketentuan dalam Perjanjian Induk, maka setiap perubahan dan/atau penambahan atas ketentuan dalam Perjanjian Induk hanya dapat berlaku apabila disepakati oleh Para Pihak dan dituangkan dalam suatu Addendum.	• In accordance with the provisions in the Master Agreement, any changes and/or additions to the provisions in the Master Agreement can only take effect if agreed by the Parties and set out in an Addendum.

SELANJUTNYA, Para Pihak sepakat untuk saling mengikatkan diri dalam Perjanjian yang diatur dengan ketentuan-ketentuan dan syarat-syarat sebagai berikut:	THEREFORE, the Parties agree to mutually bind themselves in the Agreement which is governed by the following terms and conditions:

1. Mengubah Klausul 2.1 secara keseluruhan menjadi sebagai berikut:	1. Amend Clause 2.1 in its entirety to be as follow:

"2.1. IRS adalah pemilik sah dari Platform IRS dan IRS telah setuju untuk bekerja sama dengan DAB untuk meningkatkan Platform IRS dengan memasok dan menyediakan teknologi dan antarmuka pemrograman aplikasi yang kuat untuk memungkinkan Agregator, sebagai pengguna, untuk menjalankan bisnis dan kegiatan Agregator dengan lebih cepat, lebih kuat, efisien, dan aman termasuk kemampuan untuk melakukan transaksi pembayaran dan penyelesaian menggunakan Dompet IRS. Untuk menghindari keraguan, diklarifikasi bahwa semua layanan yang disediakan oleh DAB adalah layanan yang disediakan untuk IRS. DAB tidak bertanggung jawab untuk menyediakan layanan langsung kepada Agregator, kecuali jika diminta secara khusus oleh IRS."	“2.1. IRS is the legal owner of the IRS Platform and IRS has agreed to cooperate with DAB to enhance the IRS Platform by supplying and providing the technology and robust application programming interface to allow Aggregators, as the user, to carry out the Aggregator businesses and activities in faster, more robust, efficient, and secure including the ability to render payment transactions and settlements using the IRS Wallet. For the avoidance of doubt, it is clarified that all services provided by DAB shall be services provided to IRS. DAB shall not be responsible for providing any direct services to Aggregators, unless specifically requested by IRS.”

2. Menambahkan poin (c) pada Klausul 8.1 sebagai berikut:	2. Add point (c) to Clause 8.1 as follow:

"8.1.(c) Perjanjian Kerjasama dan setiap adendumnya bersifat rahasia dan tidak boleh dibagikan/dibeberkan kepada pihak lain (bukan merupakan Perusahaan Induk dari DAB dan IRS) tanpa persetujuan tertulis sebelumnya dari pihak lain tersebut. Apabila salah satu pihak diwajibkan secara hukum untuk membagikan perjanjian untuk tujuan peraturan atau hukum, pihak tersebut harus menginformasikan pihak lainnya sebelum membagikan perjanjian tersebut kepada pihak regulator manapun."	“8.1.(c) The Cooperation Agreement and any addendum thereto shall be confidential in nature and shall not be shared/disclosed with any other party (not being holding Companies of DAB and IRS) without prior written consent of the other party. In case a party is legally obliged to share the agreement(s) for any regulatory or legal purpose, the party shall inform the other party prior to sharing such agreement with any regulator.”

3. Mengubah Klausul 9.1 secara keseluruhan menjadi sebagai berikut:	3. Amend Clause 9.1 in its entirety to be as follow:

"9.1. Biaya API: IRS akan mendistribusikan biaya dari Agregator ke DAB dengan biaya operasi yang setara dengan [***] per panggilan API dari penggunaan platform Enhances IRS oleh Agregator. Penjelasan mengenai biaya-biaya tersebut adalah sebagaimana diatur dalam Lampiran 2 Perjanjian Kerjasama Teknologi. Untuk menghindari keraguan, biaya-biaya tersebut di atas harus dibayarkan oleh Agregator kepada IRS dan IRS bertanggung jawab untuk melakukan pembayaran berdasarkan perjanjian ini kepada DAB."	“9.1. API Fees: IRS will distribute the fees from the Aggregators to DAB with operation fees equivalent to [***] per API call from the utilization of the Enhances IRS platform by Aggregators. The elucidation of the fees shall be as stipulated under Annex 2 of the Technology Cooperation Agreement. For the avoidance of doubt, the aforesaid fees shall be paid by aggregators to IRS and IRS shall be responsible for making payments under this agreement to DAB.“

4. Menambahkan poin (g) pada Klausul 10.2 sebagai berikut:	4. Add point (g) to Clause 10.2 as follow:

"10.2.(g) Dalam hal terjadi peristiwa sebagaimana dimaksud dalam klausul 10.1(b), IRS berkewajiban untuk membagikan semua rincian yang berkaitan dengan Agregator kepada DAB dan DAB bebas untuk berhubungan dengan mereka dan terus memberikan layanan serupa secara langsung dengan biaya yang akan disepakati bersama antara DAB dan Agregator."	“10.2.(g).In case of occurrence of the event as envisaged in clause 10.1(b), IRS shall be obligated to share all details pertaining to the Aggregators with DAB and DAB shall be free to connect with them and continue providing them similar services directly for a fees to be mutually agreed between DAB and Aggregator.”

5. Bahasa yang Mengatur	5. Governing Language

Addendum Kedua ini dibuat dalam 2 (dua)Bahasa, Bahasa Indonesia dan Bahasa Inggris. Apabila terdapat perbedaan antara keduanya, maka Bahasa Indonesia yang berlaku dan mengikat Para Pihak.	This Second Addendum is made in 2 (two) languages, Indonesian and English. If there is any difference between the two, the Indonesian Language shall prevail and bind the Parties.

6. Ketentuan Lain-lain	6. Miscellaneous Provisions

Seluruh syarat dan ketentuan dalam Perjanjian sepanjang tidak diubah dan tidak bertentangan dengan ketentuan dalam Addendum Kedua ini, akan tetap berlaku dan mengikat bagi Para Pihak.	All terms and conditions in the Agreement to the extent not amended and not in conflict with the provisions in this Second Addendum, shall remain in force and binding on the Parties.

Addendum Kedua ini merupakan satu kesatuan dan bagian yang tidak terpisahkan dari Perjanjian.	This Second Addendum constitutes an integral and inseparable part of the Agreement.

DEMIKIANLAH, Para Pihak telah menandatangani Addendum Kedua ini terhitung sejak tanggal Addendum Kedua ini. PT DIGI ASIA BIOS Signed by /Ditandatangani oleh: Name/Nama: Title/Jabatan:

IN WITNESS WHEREOF, the Parties have executed this Second Addendum as of the date of this Second Addendum.

PT AVIANA SINAR ABADI

Signed by /Ditandatangani oleh:

Name/Nama:

Title/Jabatan: Director/Direktur: